Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Swift, Lawrence M. Blackburn and Ben D. Campbell and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Goodman Global Group, Inc.’s Registration Statement on Form S-4 (file no. 333-166796), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Claude A. Swanson Hornsby III
Claude A. Swanson Hornsby III
Director